Exhibit 10.08.06

AMENDMENT NUMBER FIVE TO
THE NEW SWANK, INC. RETIREMENT PLAN
(AS AMENDED AND RESTATED,
EFFECTIVE AS OF JANUARY 1, 1999)

        WHEREAS, Swank, Inc. ("Company"), maintains The New Swank, Inc. Retirement Plan, as amended and restated, effective as of January 1, 1999, and executed October 29, 2001 ("Plan"); and

        WHEREAS, the Plan has been amended on four previous occasions; and

        WHEREAS, the Company desires to amend the Plan effective January 1, 2006 to incorporate changes required by final regulations issued under Sections 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended, and to make certain other technical changes; and

        WHEREAS, the Company has reserved the right to amend the Plan pursuant to Section 11.1 of the Plan.

        NOW, THEREFORE, BE IT RESOLVED that Plan is hereby amended effective as of January 1, 2006, except as otherwise provided below, as follows:

        1.        Section 1.46 of the Plan is amended by replacing the reference to “Treasury Regulations Section 1.401(k)-1(g)(13)(iii)” with “Treasury Regulations Section 1.401(k)-2(a)(6)".

        2.        Section 3.2(c) of the Plan is amended by replacing the reference to “Internal Revenue Code Section 401(m)(1)(A)(ii)” with the “Internal Revenue Code Section 401(m)(11)(A)".

        3.        Section 3.6(c)(i) of the Plan is amended by replacing the reference to “Treasury Regulations Section 1.401(k)-1(b)(4)” with “Treasury Regulations Section 1.401(k)-2(a)(4)".

        4.        Section 3.6(d) of the Plan is amended to read as follows:

        (d)        The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Contributions made on his behalf under two or more arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if such 401(k) Contributions were made under the arrangement being tested. Regardless of the plan year of such plans or arrangements, they shall be treated as a single arrangement for the 12-month period that corresponds to the plan year of the plan being tested. The Highly Compensated Employee’s compensation shall be determined for the same 12-month period using the definition of compensation under the plan being tested. If the Plan is permissibly aggregated with other plans having the same plan year and Actual Deferral Percentage testing method, or is required to be aggregated, as provided under Treasury Regulation Section 1.401(k)-2 for purposes of determining whether or not such plans satisfy Code Sections 401(k), 401(a)(4), or 410(b), then the provisions of this Section 3.6 shall be applied by determining the Actual Deferral Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

        5.        Section 3.6(f) of the Plan is amended by replacing the reference to “Treasury Regulations Section 1.401(k)-1(b)(5)” with “Treasury Regulations Section 1.401(k)-2(a)(6)” and adding the following to the end:

Qualified Non-Elective Contributions must be made and allocated to Participant Accounts as of a date within such year (which means, under prior year testing, the contribution must be paid no later than the last day of the Plan Year being tested).

        6.        Section 3.6(i) of the Plan is amended by revising the last sentence thereof to read as follows:

Distributions shall include income (or loss) up to a date that is no more than seven (7) days before the distribution.

        7.        Section 3.6(l) of the Plan is amended by replacing the reference to “Treasury Regulation Section 1.401(k)-(f)(3)” with “Treasury Regulation Section 1.401(k)-2(b)(3)".

        8.        Section 3.6 of the Plan is amended by adding a new subsection (o) as follows:

(o) Any Matching Contributions attributable to Excess 401(k) Contributions shall be forfeited.

        9.        Section 3.7 of the Plan is amended by adding a new subsection (e) as follows:

(e) Any Matching Contributions made on behalf of the Participant which are attributable to the distributed Excess 401(k) Amount shall be forfeited.

        10.        Sections 3.8(b) and (c) are amended to read as follows:

(b)	Reserved.

(c)	Reserved.

        11.        Section 3.8(e)(i) of the Plan is amended by replacing the reference to “Treasury Regulations Section 1.401(m)-1(b)(4)” with “Treasury Regulation Section 1.401(m)-2(a)(5)".

        12.        Section 3.8(f) of the Plan is amended to read as follows:

(f) The Matching Contribution Percentage for a Participant who is a Highly Compensated Employee for the Plan Year and who is to have matching employer contributions (within the meaning of (Code Section 401(m)(4)(A)) made on his behalf under two or more plans described in Code Section 401(a) that are maintained by the Employer, shall be determined as if the total of such matching employer contributions were made under the single plan being tested. Regardless of the plan year of such plans or arrangements, they shall be treated as a single arrangement for the 12-month period that corresponds to the plan year of the plan being tested. The Highly Compensated Employee’s compensation shall be determined for the same 12-month period using the definition of compensation under the plan being tested. If the Plan is permissibly aggregated with other plans having the same plan year and Actual Contribution Percentage testing method, or is required to be aggregated, as provided under Treasury Regulation Section 1.401(m)-2(a) for purposes of determining whether or not such plans satisfy Code Sections 401(m), 401(a)(4), or 410(b), then the provisions of this Section 3.8 shall be applied by determining the Actual Matching Contribution Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

        13.        Sections 3.8(h) of the Plan is amended by replacing the reference to “Treasury Regulations Section 1.401(m)-1(b)(5)” with “Treasury Regulations Section 1.401(m)-2(a)(4)".

        14.        Section 3.8(k) of the Plan is amended by revision the last sentence thereof to read as follows:

Distributions shall include income (or loss) up to a date that is no more than seven (7) days before the distribution.

        15.        Section 3.10(c) of the Plan is amended to read as follows:

(c) For purposes of this Section 3.10, a distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is for:

    (i)        expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); including but not limited to, expenses for

(A) the diagnosis, cure, mitigation, treatment, or prevention of disease, or for the purpose of affecting any structure or function of the body; or

(B) transportation primarily for and essential to such expenses referred to in (i) above; or

    (C)        insurance (including amounts paid as premiums under part B of Title XVIII of the Social Security Act) relating to medical expenses referred to in (i) or (ii) above, provided such expenses are incurred by the Participant, the Participant’s spouse or dependent (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B)), or are necessary for such persons to obtain the medical care described above; or

(ii) purchase (excluding mortgage payments) of a principal residence for the Participant; or

    (iii)        payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, child or children, or dependent (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B)); or

(iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v) payment of burial or funeral expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Code Section 152 without regard to subsection (d)(1)(B)); or

        (vi)        payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

        (vii)        any other need which the Commissioner of the Internal Revenue Service, through the publication of revenue rulings, notices, or other documents of general applicability, deems to be immediate and heavy.

The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

        16.        Section 3.10(d)(ii) of the Plan is amended by adding “(including the distribution of dividends under Code Section 404(k), if any)” after the phrase “all distributions” in such section.

        17.        Section 5.1(b) of the Plan is amended, effective January 1, 2007, by deleting the vesting schedule therein and substituting the following new vesting schedule:

Vesting Years of Service	Vested Percentage	Forfeitable Percentage
Less than 2	0	100
2 but less than 3	20	80
3 but less than 4	40	60
4 but less than 5	60	40
5 but less than 6	80	20
6 or more	100	0

        18.        Sections 5.1(f)(ii) and (iii) is amended by replacing the phrase “under Section 5.1(b)” with “in his Accounts”.

        19.        Section 8.1(c) of the Plan is amended by adding the phrase “or the Company” after the term “Plan” in the third sentence thereof.

        IN WITNESS WHEREOF, Swank, Inc. has caused this instrument to be executed by its duly authorized officer on this 18th day of December, 2006.

SWANK, INC. By: /s/ Jerold R. Kassner Its: Senior Vice President